Exhibit 10.25

EIGENQ INC.

INTELLECTUAL PROPERTY LICENSE

WARRANT CONSIDERATION SETTLEMENT, AMENDMENT

AND COMMON STOCK SETTLEMENT WARRANT AGREEMENT

Settlement election and common stock warrant documentation

Between GoQuantum SpA and EigenQ Inc.

Dated as of May 12, 2026

Execution Version

Key Term	Summary
Existing License Agreement	February 25, 2025 between GoQuantum SpA and EigenQ Inc.
Original stated warrant consideration	$360,000,000
Settlement alternative elected	Warrant Alternative
Cash Alternative	Made available and declined by Licensor; no cash settlement is payable under this Agreement.
Settlement Value / target intrinsic spread value	$3,600,000
Warrant Shares	360,000 shares of EigenQ Common Stock, subject only to customary structural adjustments
Exercise Price	$1.41 per Warrant Share, intended to equal the current approved EigenQ fair market value used for this settlement structure
Target Reference Price and Spread	$11.41 reference value produces a $10.00 spread over the $1.41 exercise price
Preferred stock / note / SAR / MIP treatment	None. This is a corporate IP-license settlement warrant, not compensation for services.
PubCo / SVAQ obligation	None unless expressly assumed or exchanged in definitive transaction documents.

RECITALS

WHEREAS, GoQuantum SpA (the “Licensor”) and EigenQ Inc., a Delaware corporation (the “Company” or “EigenQ”), entered into that certain Exclusive License Agreement dated as of February 25, 2025 (the “License Agreement”); WHEREAS, the License Agreement granted EigenQ an exclusive, perpetual and irrevocable license to use, commercialize, sublicense and further develop the licensed technology described therein, subject to the terms and conditions of the License Agreement; WHEREAS, the License Agreement contemplated future, restricted, non-transferable and non-cash redeemable equity warrant consideration with an original stated aggregate face amount of $360,000,000 (the “Original Warrant Consideration”), payable in five installments beginning January 1, 2028; WHEREAS, as of the date of this Agreement, the parties acknowledge and confirm that no warrant certificate, separate warrant instrument, warrant ledger entry, cap-table entry or other issued equity-linked security has been delivered or recorded for Licensor under the Original Warrant Consideration framework, no installment is currently due, no acceleration has been mutually agreed, and no exercise, issuance demand or claim for issuance has been made by Licensor; WHEREAS, EigenQ is engaged in public-company readiness, PCAOB audit readiness, capitalization cleanup, and potential business-combination or de-SPAC transaction preparation, and desires to simplify, fix and cap its capitalization, contingent equity, disclosure and related-party transaction profile before proceeding further with such workstreams; WHEREAS, the Company made available and discussed with Licensor alternative settlement structures, including a cash installment settlement structure and a warrant-based settlement structure, and Licensor has voluntarily elected the warrant-based settlement structure set forth in this Agreement; WHEREAS, the parties desire to preserve the commercial license relationship and amend the License Agreement to replace, settle, cancel and release the Original Warrant Consideration framework with a fixed, capped, restricted common stock settlement warrant issued by EigenQ to Licensor for 360,000 shares of EigenQ Common Stock at an exercise price of $1.41 per share (the “Settlement Warrant”); WHEREAS, the parties acknowledge that the Settlement Warrant is intended to provide predictable, fixed and capped spread economics, with a target intrinsic spread value of $10.00 per Warrant Share if the applicable reference value equals $11.41 per share, and that the Settlement Warrant does not guarantee any minimum value, cash payment or PubCo issuance;

WHEREAS, the parties acknowledge that PubCo, SVAQ, any sponsor, merger subsidiary, successor, exchange-listed entity, transfer agent, financing investor or other third party is not a party to this Agreement or the Settlement Warrant and shall have no obligation thereunder unless such party expressly assumes or exchanges the Settlement Warrant in a definitive written agreement; and WHEREAS, the parties intend that this Agreement constitute a written amendment to the License Agreement and a full settlement and release of all rights and claims relating to the Original Warrant Consideration, while leaving the license grant and other non-amended provisions of the License Agreement in full force and effect. NOW, THEREFORE, in consideration of the mutual covenants, agreements, releases and other consideration set forth herein, the parties agree as follows:

1. DEFINITIONS

Defined Term	Meaning
Agreement	This Intellectual Property License Warrant Consideration Settlement, Amendment and Common Stock Settlement Warrant Agreement, including all schedules and exhibits.
Cash Alternative	A fixed cash installment settlement structure made available for Licensor consideration as an alternative to the Warrant Alternative.
Company	EigenQ Inc., a Delaware corporation, including any successor or permitted assignee.
Common Stock	The common stock of EigenQ Inc., par value and other terms as set forth in the Company certificate of incorporation and governing documents.
Exercise Price	$1.41 per Warrant Share, subject only to customary structural adjustments as provided in the Settlement Warrant.
Existing License Agreement or License Agreement	The Exclusive License Agreement dated February 25, 2025 between Licensor and EigenQ.
Licensor	GoQuantum SpA and its successors and permitted assigns.
Original Warrant Consideration	The future equity warrant consideration contemplated by the License Agreement with an original stated aggregate face amount of $360,000,000.
Qualified Public Transaction	A de-SPAC transaction, business combination, merger, reorganization, public-company acquisition, IPO or similar transaction involving EigenQ and a public company, special purpose acquisition company or other public-company structure.
Settlement Value	$3,600,000, calculated as 360,000 Warrant Shares multiplied by a target intrinsic spread value of $10.00 per Warrant Share.
Settlement Warrant	The EigenQ Inc. Contingent Cashless Common Stock Settlement Warrant issued to Licensor pursuant to this Agreement and attached as Exhibit A.
Target Reference Price	$11.41 per share, equal to the $1.41 Exercise Price plus the $10.00 target spread value.
Warrant Alternative	The fixed warrant-based settlement structure elected by Licensor pursuant to this Agreement.
Warrant Shares	360,000 shares of Common Stock, subject only to customary structural adjustments for stock splits, reverse splits, combinations, recapitalizations and similar events.

2. SETTLEMENT ALTERNATIVES; LICENSOR ELECTION; WAIVER OF PARITY RIGHTS

2.1 Alternatives made available. Licensor acknowledges that, before executing this Agreement, the Company made available and discussed two alternative structures for resolving the Original Warrant Consideration framework: (a) a fixed cash installment settlement structure (the “Cash Alternative”); and (b) a fixed warrant-based settlement structure using an EigenQ Common Stock settlement warrant (the “Warrant Alternative”). Each alternative was subject to licensor-specific values, Company approval, documentation, applicable law, tax, accounting, audit, securities-law, BCA and transaction-readiness review.

2.2 Independent evaluation. Licensor acknowledges that the Cash Alternative and the Warrant Alternative have materially different economic, liquidity, timing, risk, tax, accounting, securities-law, transferability, valuation and public-company characteristics. Licensor has had the opportunity to consult with its own legal, tax, accounting, financial and other advisers regarding both alternatives and is not relying on the Company or any Company representative for legal, tax, accounting, investment or valuation advice.

2.3 Voluntary election. Licensor voluntarily elects the Warrant Alternative set forth in this Agreement and the Settlement Warrant, and declines the Cash Alternative.

2.4 No most-favored-nation or parity right. Licensor acknowledges and agrees that no settlement entered into by the Company with any other licensor, counterparty, affiliate or third party shall create any most-favored-nation right, parity right, top-up right, price adjustment right, re-election right, cash election right, warrant election right, registration right, additional consideration right or right to modify this Agreement.

2.5 No claim based on different election. Licensor waives any claim that the Company’s use of a different settlement structure with another licensor or counterparty, including a cash installment settlement or a warrant-based settlement, entitles Licensor to different, additional or modified consideration, provided that the Company complies with this Agreement.

2.6 Other licensors. Licensor understands that other licensors may have elected or may elect settlement structures that differ from Licensor’s election as to form, amount, timing, payment schedule, share count, exercise price, risk profile, accounting treatment, tax treatment or public-company treatment. Licensor accepts the settlement structure set forth in this Agreement as the sole and exclusive settlement treatment for Licensor, subject only to the express terms of this Agreement.

3. AMENDMENT AND SETTLEMENT OF ORIGINAL WARRANT CONSIDERATION

3.1 Amendment and replacement. The parties agree that all provisions of the License Agreement relating to the Original Warrant Consideration, including amount, schedule, issuance, acceleration, exercise mechanics, equity classification mechanics, warrant issuance obligations and related future installment rights, are amended, restated, replaced, settled, cancelled and superseded in their entirety by this Agreement and the Settlement Warrant.

3.2 No issuance to date. Licensor acknowledges that, as of the date of this Agreement, no warrant certificate, warrant agreement, warrant ledger entry, cap-table entry or other issued equity-linked security has been delivered or recorded for Licensor under the Original Warrant Consideration framework.

3.3 Sole settlement instrument. Upon effectiveness of this Agreement and issuance of the Settlement Warrant, Licensor shall have no further right to receive the Original Warrant Consideration or any installment thereof, including any scheduled 2028, 2031, 2034, 2037 or 2040 installment, except for the rights expressly provided in the Settlement Warrant.

3.4 No reinstatement. The Original Warrant Consideration shall not be reinstated by reason of any BCA delay, BCA termination, de-SPAC failure, PubCo non-assumption, exchange-rule issue, securities-law issue, accounting treatment, tax treatment, audit review, change in valuation, financing change, private placement, preferred stock financing, warrant financing, missed transaction, warrant expiration, out-of-the-money warrant treatment or other circumstance, except by a later written instrument expressly signed by both parties and approved by the Company in accordance with applicable corporate authority.

4. SETTLEMENT WARRANT ISSUANCE AND ECONOMICS

4.1 Issuance. In full settlement, cancellation, release and replacement of the Original Warrant Consideration, the Company hereby issues to Licensor the Settlement Warrant to purchase up to 360,000 Warrant Shares at an Exercise Price of $1.41 per Warrant Share, subject to the terms of this Agreement and the Settlement Warrant.

4.2 Settlement value and target spread. The parties acknowledge that the Settlement Warrant is intended to provide target intrinsic spread value equal to $3,600,000 if the applicable fair market value or transaction reference value equals $11.41 per Warrant Share, calculated as 360,000 Warrant Shares multiplied by a $10.00 spread per Warrant Share.

4.3 No guaranteed value. Licensor acknowledges that the Settlement Warrant may have a value greater than, equal to, or less than the Cash Alternative or the target spread value depending on future Company value, liquidity, transaction timing, exercise mechanics, tax treatment, securities-law restrictions and other factors. The Company does not guarantee any minimum value, cash payment, fixed number of net shares, PubCo issuance, liquidity, registration, resale opportunity or Qualified Public Transaction.

4.4 No cash settlement. No cash payment is owed to Licensor under this Agreement or the Settlement Warrant. The Settlement Warrant is not cash redeemable and does not entitle Licensor to cash in lieu of the Settlement Warrant or Warrant Shares, except for cash paid in lieu of fractional shares if determined by the Company or required by definitive transaction documents.

4.5 No preferred stock, note, SAR or MIP treatment. The Settlement Warrant is not preferred stock, a note, a SAFE, debt, a stock appreciation right, an equity incentive plan award, a management incentive plan award, director compensation, executive compensation, consulting compensation or compensation for services.

4.6 Cap-table treatment. The Company may reflect the Settlement Warrant in its warrant register, fully diluted capitalization schedule, BCA schedules, audit files, data room, corporate records and transaction disclosure materials as an outstanding warrant to purchase Common Stock, subject to the restrictions and limitations set forth herein.

5. WARRANT EXERCISE, CASHLESS EXERCISE AND QUALIFIED PUBLIC TRANSACTION

TREATMENT

5.1 Exercise mechanics. The Settlement Warrant may be exercised only in accordance with its terms. The Settlement Warrant includes a net issue / cashless exercise formula substantially consistent with the formula set forth in Exhibit A.

5.2 Automatic liquidity-event net exercise. Unless the definitive transaction documents for a Qualified Public Transaction provide for assumption or exchange of the Settlement Warrant on substantially equivalent economic terms, the Settlement Warrant shall automatically net exercise immediately prior to the consummation of a Qualified Public Transaction if the applicable fair market value or transaction reference value exceeds the Exercise Price.

5.3 BCA exchange. Any Common Stock issued upon net exercise immediately prior to a Qualified Public Transaction shall be treated in the same manner as other similarly situated shares of EigenQ Common Stock in the applicable merger, exchange, rollover or other definitive transaction documents, subject to lock-up, transfer restriction, legend, exchange-rule, securities-law and transaction-document requirements.

5.4 No PubCo or SVAQ obligation. PubCo, SVAQ, any sponsor, merger subsidiary, successor, exchange-listed entity, transfer agent, financing investor or other third party is not a party to this Agreement or the Settlement Warrant and shall have no liability or obligation thereunder unless such party expressly assumes or exchanges the Settlement Warrant in a definitive written agreement.

5.5 No transaction veto. Licensor shall have no consent right, veto right, termination right, closing-condition right or right to delay, block, condition or impair any BCA, de-SPAC, merger, reorganization, public listing, financing, private placement, PIPE, convertible preferred financing, warrant financing or similar transaction solely by reason of this Agreement or the Settlement Warrant.

6. SECURITIES LAW, TRANSFER RESTRICTIONS AND HOLDER ACKNOWLEDGMENTS

6.1 Restricted securities. The Settlement Warrant and any Warrant Shares have not been registered under the Securities Act of 1933, as amended, or applicable state, foreign or other securities laws, and may not be offered, sold, pledged, hypothecated or otherwise transferred except pursuant to an effective registration statement or an available exemption from registration.

6.2 Transfer restriction. The Settlement Warrant is non-transferable except with the prior written consent of the Company or as otherwise expressly permitted in the Settlement Warrant. Any attempted transfer in violation of this Agreement or the Settlement Warrant shall be void.

6.3 No registration rights. Licensor receives no registration rights, resale rights, information rights, inspection rights, board rights, observer rights, preemptive rights, pro rata rights, ROFR rights, financing participation rights or ownership-maintenance rights under this Agreement or the Settlement Warrant.

6.4 Investor certifications. Licensor shall provide beneficial ownership, tax, anti-money-laundering, sanctions, know-your-customer, accredited investor, non-U.S. person or other certifications reasonably requested by the Company, PubCo, counsel, auditors, transfer agents or transaction parties in connection with the Settlement Warrant or any future transaction.

7. PRESERVATION OF LICENSE RIGHTS; NO SERVICES OR COMPENSATION

7.1 License preserved. Except as expressly amended by this Agreement, the License Agreement remains in full force and effect. Without limiting the foregoing, the exclusive, perpetual and irrevocable license grant, sublicensing rights, commercialization rights, development rights, confidentiality obligations, representations, indemnification obligations, governing law and dispute resolution provisions remain in effect in accordance with the License Agreement.

7.2 No license reversion. The amendment and settlement of the Original Warrant Consideration shall not, by itself, constitute a breach, default, termination event, failure of consideration, license reversion event or basis for rescission under the License Agreement.

7.3 No additional license fee. Licensor acknowledges that the Settlement Warrant is the sole and exclusive consideration payable or issuable with respect to the Original Warrant Consideration framework and that no additional license fee, royalty, warrant issuance, cash payment, equity payment, top-up or other consideration is owed with respect to such framework, except as expressly set forth in this Agreement and the Settlement Warrant.

7.4 No services or compensation. The parties acknowledge that Licensor is not providing services to EigenQ under this Agreement. The settlement reflected in this Agreement is consideration for the amendment, replacement, settlement, cancellation and release of the Original Warrant Consideration framework and for preservation of the License Agreement as amended hereby, and not for current or future services, director compensation, executive compensation, consulting compensation, advisory compensation, finder fees, transaction fees or success fees.

8. REPRESENTATIONS AND WARRANTIES

8.1 Licensor authority. Licensor has full power and authority to execute, deliver and perform this Agreement and accept the Settlement Warrant. The execution and delivery of this Agreement have been duly authorized by all necessary corporate or organizational action of Licensor.

8.2 No assignment. Licensor has not assigned, transferred, pledged or encumbered any claim, right or interest in the Original Warrant Consideration.

8.3 No prior issuance. Licensor has not received any warrant certificate, warrant agreement, warrant ledger entry, cap-table entry or other issued equity-linked security under the Original Warrant Consideration framework.

8.4 Adviser review. Licensor has had the opportunity to consult with its own legal, tax, accounting and financial advisers regarding this Agreement, the Settlement Warrant, the Cash Alternative, the Warrant Alternative and the tax, accounting, audit, securities-law, public-company, de-SPAC and disclosure consequences thereof.

8.5 Company authority. The Company has full corporate power and authority to execute, deliver and perform this Agreement and issue the Settlement Warrant, subject to applicable corporate authority, securities-law compliance and transaction-document requirements.

8.6 No third-party binding effect. This Agreement and the Settlement Warrant do not bind PubCo, SVAQ, any sponsor, merger subsidiary, successor, exchange-listed entity, financing investor or other third party absent such party’s separate written assumption or approval in definitive written documents.

9. RELEASE AND WAIVER

9.1 Licensor release. Effective upon execution of this Agreement and issuance of the Settlement Warrant, Licensor, on behalf of itself and its successors and permitted assigns, releases the Company and its officers, directors, stockholders, employees, agents, representatives, successors and assigns from any and all claims, demands, rights, obligations, causes of action and liabilities arising from or relating to the Original Warrant Consideration, except for the rights expressly provided in this Agreement and the Settlement Warrant.

9.2 Company release. Effective upon execution of this Agreement, the Company releases Licensor from any claim arising solely from the fact that the Original Warrant Consideration framework is being amended and replaced by this Agreement and the Settlement Warrant, except for Licensor’s obligations under this Agreement, the Settlement Warrant and the License Agreement as amended hereby.

9.3 No admission. This Agreement is a negotiated settlement and amendment. Nothing herein shall be construed as an admission by either party regarding the valuation of the licensed technology, the fair value of the Original Warrant Consideration, the accounting treatment of any prior or future arrangement, or the legal enforceability of any disputed interpretation.

10. TAX, ACCOUNTING, DISCLOSURE AND PUBLIC-COMPANY TREATMENT

10.1 Tax responsibility. Each party shall be responsible for its own taxes, tax reporting and tax advice arising from this Agreement and the Settlement Warrant, subject to any withholding, reporting or compliance obligations imposed by applicable law.

10.2 Accounting treatment. The accounting treatment of this Agreement and the Settlement Warrant shall be determined by the Company in consultation with its accounting advisers, auditors and valuation specialists. No provision of this Agreement is intended to mandate any specific accounting classification.

10.3 Regulatory and transaction disclosures. Licensor acknowledges that the Company or PubCo may be required or may determine it is advisable to disclose this Agreement, the License Agreement, the Settlement Warrant, related-party matters, conflict matters, election matters, settlement alternatives or related information in connection with audits, financial statements, securities filings, BCA schedules, due diligence, PCAOB review, SEC review, exchange review or public-company governance materials. Such disclosure shall not constitute a breach of confidentiality to the extent reasonably required or advisable in connection with law, regulation, transaction process, auditor request or adviser review, subject to reasonable confidentiality protections where available.

10.4 Separation from financing transactions. This Agreement does not grant Licensor any right to participate in, receive terms from, convert into, or be treated as a holder under any private placement, PIPE, convertible preferred financing, warrant financing, note financing, equity incentive plan, sponsor arrangement or other financing or capital-raising transaction of the Company, PubCo or any successor.

11. MISCELLANEOUS

11.1 Amendment to License Agreement. This Agreement constitutes a written amendment to the License Agreement. If there is any conflict between this Agreement and the License Agreement with respect to the Original Warrant Consideration, this Agreement shall control.

11.2 No other amendment. Except as expressly set forth herein, the License Agreement is not amended, modified or waived and remains in full force and effect.

11.3 Successors and assigns. This Agreement shall bind and benefit the parties and their respective successors and permitted assigns, except that no PubCo, SVAQ, sponsor, merger subsidiary, exchange-listed entity, financing investor or other third party shall have any obligation under this Agreement unless such party expressly assumes such obligation in a definitive written agreement.

11.4 Governing law and dispute resolution. This Agreement shall be governed by Delaware law, and the dispute resolution provisions of the License Agreement are incorporated herein by reference, except to the extent the parties expressly agree otherwise in writing.

11.5 Counterparts and electronic signatures. This Agreement may be executed in counterparts and by electronic signature, including DocuSign or similar electronic signature platform, each of which shall be deemed an original and all of which together shall constitute one instrument.

11.6 Entire agreement as to settlement. This Agreement, the Settlement Warrant and the License Agreement as amended hereby constitute the entire agreement of the parties with respect to the settlement of the Original Warrant Consideration and supersede all prior discussions or understandings regarding such settlement.

11.7 Representative capacity; no personal liability. Each individual signing this Agreement signs solely in the representative capacity stated below. No signatory assumes personal liability by reason of signing this Agreement in such representative capacity.

SCHEDULE 1 - SETTLEMENT WARRANT TERMS MATRIX

Item	Term
Licensor	GoQuantum SpA
Existing license agreement date	February 25, 2025
Original stated warrant consideration	$360,000,000
Settlement percentage reference	1.00%
Settlement Value / target intrinsic spread value	$3,600,000
Warrant Shares	360,000
Exercise Price	$1.41 per Warrant Share
Target Reference Price	$11.41 per Warrant Share
Target Spread	$10.00 per Warrant Share
Cash Alternative election	Declined by Licensor
Warrant Alternative election	Elected by Licensor
Current intrinsic value at $1.41 FMV	$0.00
No cash redemption	Yes
No preferred stock, note, SAR or MIP treatment	Yes
No PubCo/SVAQ obligation absent assumption	Yes
License grant preserved	Yes

EXHIBIT A - EIGENQ INC. CONTINGENT CASHLESS COMMON STOCK SETTLEMENT WARRANT

This Settlement Warrant is issued by EigenQ Inc. (the “Company”) to GoQuantum SpA (the “Holder”) pursuant to the Settlement Agreement dated as of May 12, 2026.

Term	Provision
Issuer	EigenQ Inc.
Holder	GoQuantum SpA
Underlying security	Common Stock of EigenQ Inc.
Warrant Shares	360,000
Exercise Price	$1.41 per Warrant Share
Exercise period	Until 5:00 p.m. Eastern time on the tenth anniversary of issuance, unless earlier exercised, assumed, exchanged, cancelled or terminated in accordance with this Warrant.
Cashless exercise	Available and mandatory immediately before a Qualified Public Transaction if in the money unless assumed or exchanged on substantially equivalent economic terms.
Target economics	Target intrinsic spread value of $10.00 per Warrant Share if the applicable reference value equals $11.41 per Warrant Share.

A.1 Number of Shares; Exercise Price; Exercise Period

A.1.1 Warrant Shares. Subject to the terms of this Warrant and any adjustments expressly provided herein, Holder is entitled to purchase up to 360,000 shares of Common Stock of the Company.

A.1.2 Exercise Price. The exercise price shall be $1.41 per Warrant Share, subject only to adjustment pursuant to Section A.6.

A.1.3 Exercise Period. This Warrant shall remain outstanding until 5:00 p.m. Eastern time on the tenth anniversary of the date of issuance, unless earlier exercised, assumed, exchanged, cancelled or terminated in accordance with its terms.

A.1.4 No stockholder rights before exercise. Holder shall not have voting rights, dividend rights, information rights, inspection rights or other rights as a stockholder solely by reason of holding this Warrant.

A.2 Exercise and Net Issue Exercise

A.2.1 Exercise. Subject to this Warrant and applicable law, Holder may exercise this Warrant by delivering a completed notice of exercise to the Company, surrendering this Warrant if requested by the Company, and paying the aggregate Exercise Price for the shares being purchased, unless Holder elects or is required to use net issue exercise under Section A.2.2.

A.2.2 Net issue / cashless exercise. In lieu of paying the Exercise Price in cash, if the fair market value of one Warrant Share is greater than the Exercise Price, Holder may receive that number of shares computed as: X = Y(A - B) / A, where X is the number of shares to be issued, Y is the number of Warrant Shares being exercised or cancelled, A is the fair market value of one Warrant Share, and B is the Exercise Price.

A.2.3 Fair market value. Fair market value shall be determined in good faith by the Company Board of Directors, except that, in connection with a Qualified Public Transaction, fair market value may be based on the applicable transaction reference price or exchange value used in the definitive transaction documents.

A.2.4 No fractional shares. No fractional shares shall be issued upon exercise. The Company may round down fractional shares or pay cash in lieu of fractional shares as determined by the Company in accordance with applicable law and transaction practice.

A.3 Qualified Public Transaction; Automatic Net Exercise; PubCo Treatment

A.3.1 Automatic net exercise. Unless the definitive transaction documents for a Qualified Public Transaction provide for assumption or exchange of this Warrant on substantially equivalent economic terms, and if the applicable fair market value or transaction reference value of one Warrant Share is greater than the Exercise Price, this Warrant shall automatically net exercise immediately before consummation of the Qualified Public Transaction.

A.3.2 Exchange of shares. Any Common Stock issued upon automatic net exercise immediately prior to a Qualified Public Transaction shall be treated in the same manner as other similarly situated shares of EigenQ Common Stock under the applicable definitive transaction documents, subject to lock-up, transfer restriction, legend, market-standstill, exchange-rule and securities-law requirements.

A.3.3 No PubCo obligation. No PubCo, SVAQ, sponsor, merger subsidiary, successor, exchange-listed entity, transfer agent, financing investor or other third party shall have any obligation with respect to this Warrant unless such party expressly assumes or exchanges this Warrant in a definitive written agreement.

A.3.4 No top-up. Holder shall have no right to any top-up, reset, price protection, anti-dilution adjustment, make-whole payment, cash payment, additional warrant coverage or additional securities if the applicable reference value is less than $11.41 per Warrant Share.

A.4 Transfer Restrictions and Securities Law Compliance

A.4.1 Transfer restriction. This Warrant may not be transferred or assigned in whole or in part without the Company’s prior written consent, which may be withheld in the Company’s discretion, except for permitted transfers approved by the Company and compliant with applicable securities laws. Any attempted transfer in violation of this Warrant shall be void.

A.4.2 Restricted securities. This Warrant and any Warrant Shares are restricted securities and may not be offered, sold, pledged, hypothecated or otherwise transferred except pursuant to an effective registration statement or an available exemption from registration under applicable securities laws.

A.4.3 Legends and stop-transfer. The Company may place restrictive legends on any certificates or book-entry notations representing Warrant Shares and may issue stop-transfer instructions to its transfer agent or other registrar.

A.5 No Additional Rights

A.5.1 No investor rights. This Warrant does not grant Holder any right of first refusal, preemptive right, pro rata right, participation right, registration right, information right, board right, observer right, liquidation preference or financing participation right.

A.5.2 No price protection. This Warrant does not include any price-based anti-dilution, reset, ratchet, make-whole, PIPE participation, trust protection, sponsor protection, ownership-maintenance, top-up or similar rights.

A.5.3 No cash redemption. This Warrant is not redeemable for cash. Holder shall have no right to require the Company, PubCo or any successor to pay cash in lieu of this Warrant or any Warrant Shares, except for cash paid in lieu of fractional shares if determined by the Company.

A.6 Structural Adjustments

A.6.1 Stock splits and combinations. If the outstanding shares of Common Stock are subdivided, combined, reclassified or recapitalized by stock split, reverse stock split, stock dividend, combination, reclassification or similar structural event, the number of Warrant Shares and Exercise Price shall be proportionately adjusted so that Holder receives substantially the same economic position immediately after the event as immediately before the event.

A.6.2 Reorganization. In any merger, consolidation, reorganization or similar transaction not otherwise addressed by Section A.3, lawful provision shall be made so that the holder of this Warrant is entitled to receive, upon exercise, the kind and amount of securities or property that the holder would have received if this Warrant had been exercised immediately before such transaction, subject to the terms of the transaction documents and this Warrant.

A.7 Miscellaneous Warrant Terms

A.7.1 Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and any indemnity reasonably requested by the Company, the Company may issue a replacement warrant of like tenor.

A.7.2 Amendments. This Warrant may be amended only by a written instrument signed by the Company and Holder, except for amendments required to conform this Warrant to a Qualified Public Transaction if such amendments preserve the material economic terms of this Warrant and do not increase Holder’s obligations other than customary transaction restrictions.

A.7.3 Governing law. This Warrant shall be governed by Delaware law.

A.7.4 Integration. This Warrant is issued under and forms part of the Settlement Agreement. If there is a conflict between this Warrant and the Settlement Agreement regarding the mechanics of exercise, this Warrant shall control; otherwise, the Settlement Agreement shall control regarding settlement, release and amendment of the License Agreement.

EXHIBIT B - SECURITIES LAW AND INVESTMENT REPRESENTATION STATEMENT

1. Holder is acquiring the Settlement Warrant and any Warrant Shares for its own account and not with a view to distribution in violation of applicable securities laws.

2. Holder understands that the Settlement Warrant and any Warrant Shares have not been registered under the Securities Act of 1933, as amended, or applicable state, foreign or other securities laws, and must be held indefinitely unless registered or an exemption from registration is available.

3. Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of accepting the Settlement Warrant as settlement consideration.

4. Holder can bear the economic risk of the Settlement Warrant and any Warrant Shares, including the risk that the Settlement Warrant may expire without value or may not provide the target spread economics if the applicable fair market value or transaction reference value is below the Target Reference Price.

5. Holder has had the opportunity to ask questions of the Company and to consult with its own legal, tax, accounting and financial advisers.

6. Holder acknowledges that no public market currently exists for the Company’s securities and that no public market may ever exist.

7. Holder agrees to provide such beneficial ownership, tax, investor, non-U.S. person, accredited investor, sanctions, anti-money-laundering, know-your-customer or other certifications as the Company may reasonably request.

EXHIBIT C - SETTLEMENT ALTERNATIVES AND LICENSOR ELECTION ACKNOWLEDGMENT

Item	Acknowledgment
Alternatives offered	The Company made available and discussed a Cash Alternative and a Warrant Alternative, subject to licensor-specific values, Company approval, documentation and applicable review.
Alternative elected	Warrant Alternative
Alternative declined	Cash Alternative
Independent adviser review	Licensor had the opportunity to consult legal, tax, accounting, financial and other advisers.
No MFN / parity / re-election	Licensor has no most-favored-nation, parity, top-up, re-election or additional consideration right based on another licensor election.
Different outcomes accepted	Licensor acknowledges that another licensor’s settlement may have different value, timing, liquidity, risk, tax, accounting or public-company treatment.

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Intellectual Property License Warrant Consideration Settlement, Amendment and Common Stock Settlement Warrant Agreement, and the Company has issued and the Licensor has accepted the Settlement Warrant attached as Exhibit A, as of the date first written above.

GOQUANTUM SPA

By:	/s/ Raul Ignacio Zuleta Ticchione
Name:	Raul Ignacio Zuleta Ticchione
Title:	Authorized Representative
Date:	May 13, 2026

EIGENQ INC.

By:	/s/ Dr. José R. Rosas-Bustos
Name:	Dr. José R. Rosas-Bustos
Title:	Chief Executive Officer
Date:	May 12, 2026

By:	/s/ Michael Johnson
Name:	Michael Johnson
Title:	Director
Date:	May 13, 2026

DocuSign Note: Electronic signatures, certificate of completion, and system-generated signature/date fields may be attached by DocuSign and shall be deemed part of this Agreement.